CONFIDENTIAL TREATMENT HAS BEEN SUBMITTED WITH RESPECT TO CERTAIN PORTIONS OF THIS EXHIBIT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.  THOSE PORTIONS ARE DESIGNATED BY "******."

TECHNOLOGY TRANSFER AGREEMENT

This Agreement is made this 22nd day of October, 2002, by and between

******, having its principal office at ****** (hereinafter referred to as "******")

and

Forbes Medi-Tech Inc. having its office at Suite 200-750 West Pender Street, Vancouver, BC, V6C 2T8, Canada (hereinafter referred to as "Forbes").

WITNESSETH:

WHEREAS Forbes has developed and possesses certain proprietary and confidential know-how, knowledge and technology for the production on a laboratory scale and pilot plant scale of Androstenedione and Androstadienedione.

WHEREAS ****** is interested in acquiring the technology from Forbes and Forbes is willing to transfer such technology to ****** on terms and conditions as set forth herein.

NOW, THEREFORE, in consideration of the above premises, the parties agree as follows:

Article 1. Definitions

In this Agreement, the following terms have the meanings specified or referred to in this Article 1 which shall be equally applicable to both the singular and plural forms.

1.1

"Acceptance Criteria" shall mean the criteria as detailed in Exhibit I attached hereto.

1 .2

"Laboratory Confirmatory Due Diligence" shall mean the production of the Products by ****** on a laboratory scale (****** litres) within the time frames and in the manor as set-out in Exhibit II.

1.3

"Pilot Confirmatory Due Diligence" shall mean the production of the Products by ****** on a pilot scale (between ****** and ****** litres) within the time frames and in the manor as set-out in Exhibit II.

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1.4 "CDD Material" shall mean ****** viable master cell banks vials of the bacterial strains and any other materials, save and except for an equipment, needed to perform the confirmatory due diligence ******

1.5 "Patent Rights" shall mean the patents and patent applications relating to the Process and the Products as included in Exhibit II attached hereto.

1.6 "Process" shall mean the processes used for the production of the Products from sterols as described in the Technology Transfer Package (TTP).

1.7 "Technology Transfer Package or TTP" shall mean the document titled, ******, and any subsequent reports related to the Technology.

1.8 "Products" shall mean ******

1.9 "Technology" shall mean all know-how, including but not limited to, master cell banks, Patent Rights, trade secrets and technology relating to the Process in possession of Forbes.

1.10 "Overall Yield" shall mean the yield over the whole process of fermentation and isolation of the Products.

Article 2. Demonstration of the Processes

2.1 Upon execution of this Agreement Forbes shall send to ****** all the CDD Material and the TTP which will enable ****** to perform the confirmatory due diligence according to the time schedule and in the manor as set out in Exhibit III to this Agreement.

2.2 ****** acknowledges having received a copy of the TTP and shall reimburse Forbes for any reasonable cost incurred by Forbes in obtaining and delivering the ODD Material to ******.

2.3 Within ****** working days of completion of the Laboratory Confirmatory Due Diligence ****** will inform Forbes in writing of the results.

2.4 Within ****** working days of completion of the Pilot Confirmatory Due Diligence ****** will inform Forbes in writing of the results.

2.5

CONFIDENTIAL TREATMENT HAS BEEN SUBMITTED WITH RESPECT TO CERTAIN PORTIONS OF THIS EXHIBIT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.  THOSE PORTIONS ARE DESIGNATED BY "******."

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this Agreement will be automatically terminated, with immediate effect, without any further obligation of payment from ******.

2.6

If upon completion of the Pilot Confirmatory Due Diligence at least ****** of the Acceptance Criteria of each of the Products’ Overall Yield is not achieved, this Agreement may be terminated at the option of ****** with immediate effect, and without any further obligation of payment from ******, provided that, any payments made by ****** to Forbes through to the date of termination shall be non refundable and shall be deemed earned and properly due and payable to Forbes.

2.7

If upon completion of the Pilot Confirmatory Due Diligence between **** and

****** of the Acceptance Criteria of each of the Products’ Overall Yield is achieved, Parties shall evaluate and discuss the possibilities to pursue their contractual relationship at terms and conditions to be agreed upon.

Article 3. Transfer of Technology

3.1

In the event the Acceptance Criteria are met and subject to the payment by ****** of the consideration pursuant to articles 4.1.1 and 4.1.2, Forbes shall transfer the Technology to ****** in order to enable ****** to use the Technology to its full extent. After such transfer ****** shall be solely responsible for the use of the Technology and will obtain and maintain all necessary authorizations for its use.

3.2

The parties to this Agreement acknowledge and agree that Forbes holds all of the right title and interest in and to the Technology which shall remain with Forbes until all of the payments as called for in articles 4.1.1 and 4.1.2 have been made.

Article 4. Consideration

4.1

In consideration of transfer of the Technology to ****** according to article

3.1, ****** shall make the following milestone payments to Forbes:

4.1.1

Upon execution of this Agreement, a refundable up-front payment of USD

$200,000 (two hundred thousand US dollars) provided ‘that this payment will become non-refundable in the event that;

i)

at the end of the performance of the Laboratory Confirmatory Due Diligence, at least ****** of the Acceptance Criteria of each of the Products’ Overall Yield is achieved; or

CONFIDENTIAL TREATMENT HAS BEEN SUBMITTED WITH RESPECT TO CERTAIN PORTIONS OF THIS EXHIBIT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.  THOSE PORTIONS ARE DESIGNATED BY "******."

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ii)

the Laboratory Confirmatory Due Diligence is not completed and a report provided to Forbes within ****** the receipt by ****** of the ODD Material and the TTP.

4.1.2

Upon completion of the Pilot Confirmatory Due Diligence and provided that at least ****** of the Acceptance Criteria of each of the Products’ Overall Yield is achieved Forbes shall invoice ****** and ****** shall pay a total of USD $1,700,000 (one million seven hundred thousand US dollars) as follows;

i)

USD $750,000 (seven hundred fifty thousand US dollars) to be paid by ****** within thirty (30) days from receipt of Forbes’ invoice.

ii)

on November 15, 2003, for the payment of $950,000 (nine hundred fifty thousand US dollars) to be paid by ****** within thirty (30) days as from receipt of Forbes’ invoice.

Should ****** fail to complete the Pilot Confirmatory Due Diligence within ****** of completion of the Laboratory Confirmatory Due Diligence ****** shall be deemed to have successfully completed the Pilot Confirmatory Due Diligence and the payments described in article 4.1.2 i) and ii) shall be due and payable by ****** on the dates and in the manor as setout in the article.

4.2

Each party shall be responsible for the payment of applicable taxes and duties, if any, imposed on such parties due to the transfer described herein.

Article 5. Third party support

5.1

During the Confirmatory Due Diligence Forbes will give to ****** technical support as may be reasonably requested by ******. ****** will reimburse up to a maximum of ******, for every three (3) weeks, any expenses incurred by Forbes due to third party support, particularly during the pilot scale production.

5.2

Forbes shall impose upon such third parties the same obligations as described in this Agreement. Forbes shall be responsible for a proper fulfillment of such obligations by said third parties.

Article 6. Confidentiality

6.1

Forbes agrees that they shall hold in confidence, and use their best efforts to have all of their officers, directors and personnel hold in confidence, all knowledge and information of a secret or confidential nature with respect to the Technology and shall not disclose, publish or make use of the same without the

CONFIDENTIAL TREATMENT HAS BEEN SUBMITTED WITH RESPECT TO CERTAIN PORTIONS OF THIS EXHIBIT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.  THOSE PORTIONS ARE DESIGNATED BY "******."

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consent of ******, except to the extent that such information shall have become public knowledge other than by breach of this Agreement by Forbes.

6.2

In the event this Agreement is terminated pursuant to article 2.5, or ****** fails to make the payments as called for in article four ****** shall return to Forbes the remaining ODD Material and all copies of the TTP and all information held by ****** with respect to the Technology and ****** shall hold in confidence, and use their best efforts to have all of their officers, directors and personnel hold in confidence, all knowledge and information of a secret or confidential nature with respect to the Technology. The above restriction however shall not apply to knowledge and information:

-

that was demonstrably in the possession of ****** prior to the date of disclosure thereof by Forbes;

-

that is obtained from a third party having a valid right to disclose it;

-

is or becomes common knowledge or part of the public domain through no fault of ******;

-

is independently developed by ****** without the benefit of any disclosure hereunder;

6.3

The obligation of ****** under article 6.2 shall survive the termination of this Agreement for a period of five (5) years.

Article 7. Public Announcements.

7.1

****** and Forbes agree that any and all public announcements or other public communications concerning the subject matter of this Agreement, the existence of this Agreement shall be subject to the prior written approval of both ****** and Forbes.

Article 8. ******

8.1

Forbes hereby acknowledges to be prepared to supply to ****** ****** subject to price and availability acceptable to Forbes and such other terms and conditions to be agreed upon in good faith between Parties.

Article 9. Warranty and Indemnification

9.1

Forbes hereby represents and warrants that it has and will have the full right and power to transfer the Technology to ****** and that to the best of its

CONFIDENTIAL TREATMENT HAS BEEN SUBMITTED WITH RESPECT TO CERTAIN PORTIONS OF THIS EXHIBIT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.  THOSE PORTIONS ARE DESIGNATED BY "******."

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knowledge, as of the date of this Agreement, the use of the Technology does not infringe a third party intellectual property right.

9.2

****** shall defend, indemnify and hold Forbes harmless from and against any and all claims, loss, damage, liability, judgment, settlement, costs or expense (including reasonable attorney’s fees), which arise out of the use of the Technology or the manufacture, sale and/or distribution of the Products.

Article 10. Applicable Law and Dispute Resolution

10.1

The validity, construction and performance of this Agreement shall be governed by and construed in accordance with ******.

10.2

The parties shall attempt in good faith to resolve promptly any dispute arising out of or relating to this Agreement by negotiation. If the matter can not be resolved in the normal course of business any interested party shall give the other party written notice of any such dispute not resolved, after which the dispute shall be referred to more senior executives of both parties, who shall likewise attempt to resolve the dispute.

10.3

If the dispute has not been resolved by negotiation within forty-five (45) days of the disputing party’s written notice, or if the parties fail to meet within twenty (20) days as from such notice, the parties shall endeavor to settle the dispute by mediation under the supervision of and in accordance with the guidelines of the ******. Unless otherwise agreed, both parties or each individual party may request the ****** to appoint an independent mediator. The language of mediation shall be English and the seat of mediation shall be ****** (or: agreed upon by both parties and, in the event parties do not timely agree, the seat will be determined by the mediator).

10.4

If the dispute has not been resolved by non-binding means as provided in article

10.3

hereof within ninety (90) days of the initiation of such procedure, the dispute shall be finally and exclusively settled by arbitration in ******, or any other mutually agreed upon venue under the ******* by three (3) independent arbitrators appointed in accordance with said Rules. The appointing authority shall be ******. The language of the arbitration shall be English. The arbitration shall be in lieu of any other remedy and the award shall be final, binding and enforceable by any court having jurisdiction for that purpose.

10.5

This Article shall, however, not be construed to limit or to preclude either party from bringing any action in any court of competent jurisdiction for injunctive or other provisional relief as necessary or appropriate.

CONFIDENTIAL TREATMENT HAS BEEN SUBMITTED WITH RESPECT TO CERTAIN PORTIONS OF THIS EXHIBIT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.  THOSE PORTIONS ARE DESIGNATED BY "******."

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Article 11. Entire Agreement. Modification, Amendments

11.1

This Agreement contains the entire agreement between the parties relating to the subject matter hereof and may not be modified or amended except in writing and signed by the duly authorized officers of the respective parties.

11 .2

The Exhibits attached to this Agreement and The Technology Transfer Package referred to herein are expressly incorporated into and form part of this Agreement.

IN WITNESS WHEREOF, the respective parties hereto have executed the Agreement by their duly authorized representatives on October 22, 2002

Forbes

******

Vancouver, 10/31/002

******       23/10/02

Name : Charles A. Butt

Name :******

Title   : President & CEO

Title   : ******

Name : Laura Wessman

Name : ******

Title   : VP, Business Development

Title   : ******

CONFIDENTIAL TREATMENT HAS BEEN SUBMITTED WITH RESPECT TO CERTAIN PORTIONS OF THIS EXHIBIT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.  THOSE PORTIONS ARE DESIGNATED BY "******."

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Exhibit I

Acceptance criteria, Laboratory Confirmatory Due Diligence

******

Acceptance criteria the Pilot Confirmatory Due Diligence

******

CONFIDENTIAL TREATMENT HAS BEEN SUBMITTED WITH RESPECT TO CERTAIN PORTIONS OF THIS EXHIBIT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.  THOSE PORTIONS ARE DESIGNATED BY "******."

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Exhibit II

Description of Patents Rights

Process for Microbial Conversion of Phytosterols to Androstenedione and Androstadienedione March 26, 98 PCT March 26, 99

1)

Production AD and. ADD

US Patent No. 6,071,714 issued on June 6, 2000 and includes claims to:

A process of fermenting a phytosterol composition to produce AD and ADD that comprises propagating a Mycobacterium MB 3683 culture in a nutrient medium; dissolving a phytosterol composition using one or more solubilizing agents into a solution; and then placing the culture and the solution in a bio-reactor for a sufficient time to transform the solution to AD and ADD.

2.

********

CONFIDENTIAL TREATMENT HAS BEEN SUBMITTED WITH RESPECT TO CERTAIN PORTIONS OF THIS EXHIBIT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.  THOSE PORTIONS ARE DESIGNATED BY "******."

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Exhibit IlI

Time schedule I CDD Material I Testing Procedure

******

~~CDD Material;~~

CONFIDENTIAL TREATMENT HAS BEEN SUBMITTED WITH RESPECT TO CERTAIN PORTIONS OF THIS EXHIBIT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.  THOSE PORTIONS ARE DESIGNATED BY "******."